Exhibit (h)(6)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

This Amendment No. 1, effective as of March 1, 2012, amends the Participation Agreement, dated as of April 1, 2010 (the “Participation Agreement”), by and among TIAA-CREF Life Insurance Company, a New York life insurance company, on its own behalf and on behalf of its Separate Account(s) as set forth in Schedule A to the Participation Agreement; ING Investors Trust, an open-end management investment company and business trust organized under the laws of Delaware; and ING Investments Distributor, LLC (formerly “ING Funds Distributor, LLC”), a Delaware limited liability company.

W I T N E S S E T H

WHEREAS, the parties wish to amend the list of designated Portfolios set forth on Schedule B of the Participation Agreement to add the ING Russell Large Cap Growth Portfolio; and

WHEREAS, effective July 30, 2010, ING Investments Distributor, LLC changed its name from ING Funds Distributor, LLC to ING Investments Distributor, LLC; and

WHEREAS, the parties to the Participation Agreement agree that this Amendment No. 1 will be effective as of March 1, 2012.

NOW, THEREFORE, the parties agree as follows:

1. Schedule B, Designated Portfolios, to the Participation Agreement is deleted in its entirety and replaced with Schedule B, Designated Portfolios, attached to this Amendment No. 1 at Appendix A.

2. All references to “ING Funds Distributor, LLC” are replaced with “ING Investments Distributor, LLC”.

3. In all other respects, the Participation Agreement is hereby confirmed and remains in full force and effect.

4. This Amendment No. 1 may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

[The Remainder of This Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

TIAA-CREF Life Insurance Company, by its authorized officer

By:

Name:	Kevin Tiernan

Title:	VP, Chief Admin Officer

ING INVESTORS TRUST, by its authorized officer

By:

Name:	Michael J. Roland

Title:	Executive Vice President

ING INVESTMENTS DISTRIBUTOR, LLC by its authorized officer

By:

Name:	Michael J. Roland

Title:	Executive Vice President

APPENDIX A

SCHEDULE B

Designated Portfolios

ING Clarion Global Real Estate Portfolio Class I

ING Russell Large Cap Growth Index Portfolio Class I